                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                                  FORM 8-K/A






              Amendment to application on Report filed pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



                      Date of Report:  November 1, 1996


                                 Anicom, Inc.
              ---------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


       Delaware                        0-25364                  36-3885212
----------------------------        ------------             -----------------
(State or Other Jurisdiction        (Commission              (IRS Employer
      of incorporation)              File Number)            Identification No.)

6133 North River Road, Suite 410, Rosemont, IL              60018
----------------------------------------------             --------
(Address of Principal Executive Offices)                  (Zip Code)

      Registrant's telephone number, including area code (847) 518-8700

The undersigned registrant, in order to provide the financial statements required to be included in the Current Report on Form 8-K dated August 30, 1996 in connection with the merger of Norfolk Wire & Electronics, Inc. into a wholly owned subsidiary of Anicom, Inc., hereby amends the following item, or other portions of such Current Report on Form 8-K set forth in the pages attached hereto.

Item 7.    Financial Statements and Exhibits

The financial statements and information in the following table of contents and attached hereto are hereby filed with the Commission in accordance with the above referenced item.

Item 7.    Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

The following financial statements of the merged business, Norfolk Wire & Electronics, Inc., are submitted herewith on the indicated pages.


                                                                                Page
                                                                                ----
Report of Independent Accountants                                                4

Balance Sheets as of August 31, 1996 and 1995                                   5-6

Statements of Income and Retained Earnings for the years ended
August 31, 1996 and 1995                                                         7

Statements of Cash Flows for the years ended August 31, 1996 and 1995            8

Notes to Financial Statements                                                    9

(b)     Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information of Anicom, Inc. and Norfolk Wire & Electronics, Inc. are submitted herewith on the indicated pages.

Pro forma Condensed Combined Financial Information                              14

Pro forma Condensed Combined Balance Sheet at June 30, 1996 (Unaudited)         15

Notes to Pro forma Condensed Combined Balance Sheet at June 30, 1996
(Unaudited)                                                                     16

Pro forma Condensed Combined Statement of Operations for the six months
ended June 30, 1996 (Unaudited)                                                 17

Notes to Pro forma Condensed Combined Statement of Operations for the
six months ended June 30, 1996 (Unaudited)                                      18

Pro forma Condensed Combined Statement of Operations for the year
ended December 31, 1995 (Unaudited)                                             19

Notes to Pro forma Condensed Combined Statement of Operations for the
year ended December 31, 1995 (Unaudited)                                        20


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ANICOM, INC.


Dated:   November 1, 1996          By:
                                         --------------------------
                                         Donald C. Welchko
                                         Vice President, Chief Financial Officer

                  Item 7.  Financial Statements and Exhibits

                (a)  Financial Statements of Business Acquired

                       NORFOLK WIRE & ELECTRONICS, INC.

                             FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED AUGUST 31, 1996 AND 1995

CONTENTS



                                                                        Pages



Report of Independent Accountants                                          1





Financial Statements:



        Balance Sheets                                                     2

        Statements of Income and Retained Earnings                         3

        Statements of Cash Flows                                           4

        Notes to Financial Statements                                    5-9

Report of Independent Accountants


Board of Directors

Norfolk Wire & Electronics, Inc.:
We have audited the accompanying balance sheets of Norfolk Wire & Electronics, Inc. as of August 31, 1996 and 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Note 2 to the financial statements, the Company was merged with and into Anicom-Southeast, Inc. on September 1, 1996.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norfolk Wire & Electronics, Inc. as of August 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                             Coopers & Lybrand L.L.P.

                                             Virginia Beach, Virginia

October 1, 1996

NORFOLK WIRE & ELECTRONICS, INC.
BALANCE SHEETS
August 31, 1996 and 1995



                                    ASSETS                                     1996                    1995
Current assets:
   Cash                                                                $  120,918             $  121,034
   Trade accounts receivable, net of allowance for uncollectible
           accounts of $149,100 in 1996 and $60,550 in 1995             4,677,321              2,967,069
   Merchandise inventory, net of reserve for inventory obsolence
           of $300,000 in 1996                                          3,340,046              2,505,691
   Prepaid expenses and other current assets                              147,158                145,098
   Deferred income taxes                                                  235,061                 39,465

                                                                       ----------             ----------

           Total current assets                                         8,520,504              5,778,357
                                                                       ----------             ----------


Property and equipment:
   Furniture, fixtures and equipment                                    1,052,564                823,250
   Automotive equipment                                                   150,393                153,093
   Leasehold improvements                                                 189,980                147,420
                                                                       ----------             ----------

                                                                        1,392,937              1,123,763
   Less accumulated depreciation and amortization                         582,804                532,036
                                                                       ----------             ----------
                                                                          810,133                591,727
                                                                       ----------             ----------

Other assets                                                               15,427                 34,867
                                                                       ----------             ----------

                                                                       $9,346,064             $6,404,951
                                                                       ==========             ==========

           LIABILITIES AND SHAREHOLDERS' EQUITY                            1996                    1995

Current liabilities:
   Notes payable:
           Bank                                                        $2,405,602             $2,205,498
           Related party                                                                         135,000
           Other                                                                                  60,000
                                                                       ----------             ----------

                                                                        2,405,602              2,400,498

   Accounts payable                                                     4,209,324              1,660,628
   Other accrued liabilities                                              430,379                270,286
   Current portion of long-term debt                                       77,960                 56,585
                                                                       ----------             ----------

           Total current liabilities                                    7,123,265              4,387,997
                                                                       ----------             ----------

Long-term debt, less current portion                                      219,341                228,053
Deferred income taxes                                                      34,206                 20,316
Commitments

Shareholders' equity:

   Common stock, no par value:
           Authorized shares - 5,000
           Issued and outstanding shares - 1,000                          437,390                437,390
   Retained earnings                                                    1,631,862              1,451,195
                                                                       ----------             ----------

                                                                        2,069,252              1,888,585
Due from shareholders                                                    (100,000)              (120,000)
                                                                       ----------             ----------
         Total shareholders' equity                                     1,969,252              1,768,585
                                                                       ----------             ----------

                 Total liabilities and shareholders' equity           $9,346,064             $6,404,951
                                                                      ==========             ==========

The accompanying notes are an integral part of the financial statements.

NORFOLK WIRE & ELECTRONICS, INC.
STATEMENTS OF INCOME AND RETAINED EARNINGS for the years ended August 31, 1996 and 1995


                                                               1996                       1995

Net sales                                                  $ 27,196,192               $ 19,950,918
Cost of goods sold                                           20,271,262                 14,173,757
                                                           ------------               ------------
             Gross profit                                     6,924,930                  5,777,161
Selling, general and administrative expenses                  6,445,962                  4,961,946
                                                           ------------               ------------
             Operating income                                   478,968                    815,215
                                                           ------------               ------------
Other income (expense):
        Interest expense                                       (244,920)                  (263,380)
        Interest income and other                                17,751                     23,412
                                                           ------------               ------------
                                                               (227,169)                  (239,968)
                                                           ------------               ------------
             Income before income taxes                         251,799                    575,247
Income tax provision                                             71,132                    230,099
                                                           ------------               ------------
             Net income                                         180,667                    345,148
Retained earnings, beginning of year                          1,451,195                  1,106,047
                                                           ------------               ------------
             Retained earnings, end of year                $  1,631,862               $  1,451,195
                                                           ============               ============

The accompanying notes are an integral part of the financial statements.

NORFOLK WIRE & ELECTRONICS, INC.
STATEMENTS OF CASH FLOWS
for the years ended August 31, 1996 and 1995


                                                                                       1996                    1995
Operating activities:
  Net income                                                                   $       180,667         $       345,148
  Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
     Depreciation and amortization                                                     194,714                 159,517
     Provision for bad debts                                                           106,394                  28,334
     Provision for inventory obsolescence                                              300,000
     Deferred income taxes                                                            (181,706)
     Changes in operating assets and liabilities:
        Trade accounts receivable                                                   (1,816,646)               (122,417)
        Merchandise inventory                                                       (1,134,355)               (396,843)
        Prepaid expenses and other                                                      (2,060)                 16,996
        Other assets                                                                    19,440
        Accounts payable                                                             2,548,696                (156,569)
        Other accrued liabilities                                                      160,093                  19,311
                                                                               ---------------         ---------------

          Net cash provided by (used in) operating activities                          375,237                (106,523)
                                                                               ---------------         ---------------
Investing activities:
  Acquisition of property and equipment                                               (282,117)               (246,633)
  Payments from shareholders                                                            20,000                  30,000
                                                                               ---------------         ---------------

          Net cash used in investing activities                                       (262,117)               (216,633)
                                                                               ---------------         ---------------

Financing activities:

        Proceeds from bank notes                                                     8,693,594              13,409,383
        Payments on bank notes                                                      (8,371,085)            (13,001,373)
        Proceeds from related party note                                                                        35,000
        Payments on related party note                                                (135,000)
        Proceeds from long-term debt                                                                            67,124
        Payments on long-term debt                                                    (240,745)               (113,382)
        Payments on other notes                                                        (60,000)
                                                                               ---------------         ---------------
          Net cash (used in) provided by financing activities                         (113,236)                396,752
                                                                               ---------------         ---------------
          Net (decrease) increase in cash                                                 (116)                 73,596

Cash at beginning of year                                                              121,034                  47,438
                                                                               ---------------         ---------------

          Cash at end of year                                                  $       120,918         $       121,034
                                                                               ===============         ===============

Supplemental cash flow information:

        Cash paid for interest                                                 $       246,230         $       258,047
                                                                               ===============         ===============

        Cash paid for income taxes                                             $       281,846         $       274,641
                                                                               ===============         ===============



Supplemental schedule of noncash activity:
        Assets acquired through incurring directly related obligations         $       131,003
                                                                               ===============


The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS

1.       Description of Business and Accounting Policies

    Description of Business: Norfolk Wire & Electronics, Inc. (the "Company") is a distributor of computer networking wiring products. The Company supplies wiring for telephones and computer systems. In addition, the Company trains individuals in wiring terminations and connections.

    Merchandise Inventory: Inventories of merchandise are stated at the lower of cost or market using the average cost method.

    Property and Equipment: Accounts include costs of assets constructed or purchased, related delivery and installation costs and interest incurred on significant capital projects during their construction periods. Expenditures for renewals and betterments also are capitalized, but expenditures for repairs and maintenance are expensed as incurred. The cost and accumulated depreciation applicable to assets retired or sold are removed from the respective accounts, and gains or losses thereon are included in income. Depreciation, which includes amortization of leasehold improvements, is computed using accelerated methods for income tax reporting purposes and the straight-line method for financial reporting purposes over the estimated useful lives of the assets.

    Amortization of equipment acquired under a capital lease is computed by the straight-line method over the term of the lease.

    Income Taxes: Deferred income taxes are provided on temporary differences between the financial statement and taxable income. Reclassifications:
    Certain 1995 amounts have been reclassified to conform with the 1996 presentation.

    Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Concentration of credit risk: Cash and trade accounts receivable potentially subject the Company to significant concentrations of credit risk. The Company maintains its cash with high credit quality financial institutions in Virginia.

2.          Subsequent Event:

    Effective September 1, 1996, the Company merged with and into Anicom - Southeast, Inc., a wholly owned subsidiary of Anicom, Inc. ("Anicom"). The merger is qualified as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code. Effectively, Anicom - Southeast, Inc. acquired all of the assets and assumed all of the liabilities of the Company and transferred Anicom stock and cash to the shareholders of the Company in exchange for all of the Company's stock. Anicom - Southeast, Inc. will continue the operations of the Company.

3.          Notes Payable:

    The Company has a $3,000,000 revolving line of credit with a financial institution with interest payable monthly, at prime (8.25% at August 31, 1996) plus 1/4%. The line is personally guaranteed by two shareholders of the Company. The amounts outstanding under this line totaled $2,405,604 and $2,116,691 at August 31, 1996 and 1995,
    respectively. The Company must meet certain restrictive covenants, the more significant of which relate to minimum working capital and net worth and a maximum debt to equity ratio.

    The Company had a $150,000 revolving line of credit to purchase inventory and equipment with the same institution with interest payable monthly, at prime plus 3/4%, maturing April 1, 1996, collateralized by inventory and equipment purchased. The agreement was rolled over to a term loan at maturity (see Note 4). The balance outstanding on the line of credit at August 31, 1995 was $88,807.

    The line of credit and the $115,807 and $39,155 term loans (see Note 4) are collateralized by all accounts receivable, inventory, furniture and fixtures now owned or hereafter acquired by the Company. All of these agreements were paid off and terminated by Anicom subsequent to year end and the two shareholders were released from their personal guarantees.

    In addition, the Company had unsecured demand notes with related and unrelated parties totalling $135,000 and $60,000, respectively, at August 31, 1995. These notes were retired in 1996.

4.             LONG-TERM DEBT:

  At August 31, 1996 and 1995, long-term debt consists of the following:

                                                                                          1996                1995
     Capital lease payable in monthly installments of $2,791 which includes interest at 10%, maturing July 2001, collateralized by equipment with a net book value of $139,031 at August 31, 1996.
                                                                                    $   128,211

     Term loan payable in monthly installments of $2,525 which
     includes interest at 8.6%, cross-collateralized with the
     $3,000,000 line of credit, maturing April 2001.
                                                                                        115,807

     Term loan payable in monthly installments of $1,865 plus
     interest at prime plus 1/2%, cross-collateralized with the
     $3,000,000 line of credit, maturing May 1998.
                                                                                         39,155                61,530

     Notes payable in total monthly installments of $1,421 which include interest ranging from 7.0% to 7.9%, with maturity dates from May 1997 through November 1997, collateralized by equipment with a net book value of $26,973 at August 31, 1996.
                                                                                         14,128           $    29,551

     Capital lease payable retired in 1996.                                                                    27,386

     Unsecured notes payable to related parties, retired in 1996                                              166,171
                                                                                    -----------           -----------
                                                                                        297,301               284,638

     Less current portion                                                                77,960                56,585
                                                                                    -----------           -----------

                                                                                    $   219,341           $   228,053
                                                                                    ===========           ===========

     Maturities of long-term debt as of August 31, 1996 are as follows:

                 1997                                                                                     $    77,960

                 1998                                                                                          63,903

                 1999                                                                                          51,029

                 2000                                                                                          56,132

                 2001                                                                                          48,277
                                                                                                          -----------
                                                                                                          $   297,301
                                                                                                          ===========

     The long-term debt and the notes payable (Note 3) have carrying values which approximate market values.

5.      INCOME TAXES:

     Significant components of the Company's deferred tax assets and liabilities as of August 31, 1996 and 1995 are as follows:


                                                                                         1996                1995
        Deferred tax assets - current:
                Accounts receivable allowance                                      $       65,604       $       24,220
                Inventory cost                                                             32,133
                Inventory reserve                                                         132,000
                Accrued liabilities                                                         5,324
                Allowance for unrealized losses on marketable equity securities                                 15,245
                                                                                   --------------       --------------
                                        Total deferred tax assets                         235,061               39,465

        Deferred tax liabilities - noncurrent:
                Tax over book depreciation                                                 34,206               20,316
                                                                                   --------------       --------------
                                        Total deferred tax liabilities                     34,206               20,316
                                                                                   --------------       --------------
                                                Net deferred tax asset             $      200,855       $       19,149
                                                                                   ==============       ==============

     The provision (benefit) for income taxes consists of the following:

                                                                             FOR THE YEAR ENDED
                                                                                 AUGUST 31,
                                                                        1996                    1995
        Current payable                                          $       252,838          $       230,099
        Deferred                                                        (181,706)
                                                                 ---------------          ---------------
                                                                 $        71,132          $       230,099
                                                                 ===============          ===============

     The provision for income taxes varies from that computed using federal statutory rates of 34%, as follows:

                                                                            FOR THE YEAR ENDED
                                                                                 AUGUST 31,
                                                                        1996                    1995
        Federal taxes at statutory rate                           $       85,612          $       195,584
        State taxes, net of federal benefit                                9,971                   22,780
        Other                                                            (24,451)                  11,735
                                                                  --------------          ---------------
                                                                  $       71,132          $       230,099
                                                                  ==============          ===============



6.      LEASE COMMITMENTS:

     The Company leases, through an operating lease, its office facility from a major shareholder. The lease expires in September 2000. Rent expense for this related party lease was approximately $111,000 in 1996 and $106,000 in 1995.

    In addition, the Company leases various office and warehouse facilities and equipment under various operating lease arrangements that expire over the next four years.

    Future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of August 31, 1996 are approximately as follows:



            1997                                    $       430,000
            1998                                            326,000
            1999                                            239,000
            2000                                            181,000
                                                    ---------------
                                                    $     1,176,000
                                                    ===============


    Rent expense was approximately $372,000 and $298,000 in 1996 and 1995, respectively.

7.      RETIREMENT PLAN:

    The Company has a 401(k) retirement plan covering substantially all full-time employees. The Company's contributions to the plan are to be equal to 25% of the employees' contributions up to a maximum of 1% of the employees' compensation. Contributions and plan expenses totaled approximately $21,000 in 1996 and 1995.

8.      COMMITMENTS:

    During 1994, the Company entered into an employment contract with one of the shareholders who is serving as the Company's president. The contract is for five years and provides for a fixed annual compensation, plus certain benefits. This contract remains effective under Anicom.

    The Company is self insured for health insurance. The stop/loss provision on the plan is $7,500, per individual, per year, with a maximum annual exposure of $175,000.

                  Item 7.  Financial Statements and Exhibits

                     (b)  Pro Forma Financial Information

    Anicom, Inc., Norfolk Wire & Electronics, Inc. and Other Acquisitions
              Pro Forma Condensed Combined Financial Information

                                 (Unaudited)

The unaudited pro forma condensed combined financial information give effect, on a purchase accounting basis, to the Agreement and Plan of Reorganization made and entered into as of August 31, 1996 by and among Anicom, Inc. and its wholly owned subsidiary, Anicom-Southeast, Inc. (hereinafter referred to as "Anicom"), Norfolk Wire & Electronics, Inc. ("Norfolk") and Ronald A. Hurley, Robert H. Jennings, Stephen M. Mobley and Vonda M. Hall and certain other acquisitions completed by Anicom during 1995 and 1996.

The unaudited pro forma condensed combined balance sheet at June 30, 1996 assumes that the merger of Norfolk occured on June 30, 1996. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 1996 and the year ended December 31, 1995 assume that the merger of Norfolk occurred on January 1, 1995 and that purchase price was provided by the issuance of 258,062 shares (516,134 shares subsequent to the declaration of a two-for-one stock split effected as 100% stock dividend to all holders of record as of October 1, 1996) of Anicom's common stock, $.001 par value per share, valued at $15.50 per share, and $4,000,039 in cash provided principally by the liquidation of marketable securities. The unaudited pro forma condensed combined statements of operations also assume that Anicom's acquisitions of Northern Wire & Cable, Inc. ("Northern"), Pinnacle Wire & Cable, Inc. ("Pinnacle") and Morgan Hill Supply Company, Inc. ("Morgan Hill") occurred on January 1, 1995. In addition, as these acquisitions were possible as a result of Anicom's initial public offering of 1,380,000 shares (including 180,000 shares for the underwriters' overallotment) and its follow-on offering of 3,450,000 shares (including 450,000 shares for the underwriters' overallotment), the unaudited pro forma combined statements assume that these offerings occurred on January 1, 1995.

The unaudited pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price and are subject to revision upon final settlement of all purchase price adjustments and the completion of evaluations and other studies of the fair value of all assets acquired and liabilities assumed. Actual purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The unaudited pro forma condensed combined statements are not necessarily indicative of the results that actually would have occurred if the transactions described above had been effective since the assumed dates, nor are the statements indicative of future combined financial position or earnings. Anicom's future financial statements will reflect the asset purchase of Norfolk as of August 31, 1996.

The pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of Anicom as filed with the Securities and Exchange Commission in its Form 10-KSB for the year ended December 31, 1995 and Current Report on Form 10-QSB for the six months ended June 30, 1996.

              Anicom, Inc. and Norfolk Wire & Electronics, Inc.
             Notes to Pro Forma Condensed Combined Balance Sheet
                               at June 30, 1996

                                 (Unaudited)

The unaudited balance sheets of Anicom and Norfolk as of June 30, 1996 have been combined to reflect the pro forma impact of the merger of the two companies as if the transaction had occurred on June 30, 1996.

The following is a summary of the adjustments reflected in the pro forma condensed combined balance sheet:

(a) The purchase price, exclusive of related fees and expenses, of $8.0 million has been reflected based on the terms of the Agreement and Plan of Reorganization by and among Anicom, Inc., Anicom-Southeast, Inc. and Norfolk Wire & Electronics, Inc. and Ronald A. Hurley, Robert H. Jennings, Stephen M. Mobley and Vonda M. Hall, dated as of August 30, 1996 and reflects the issuance of 258,062 (516,134 shares subsequent to the declaration of a two-for-one stock split effected as 100% stock dividend to all holders of record as of October 1,
1996) of Anicom's common stock, $.001 par value per share, at a value of $15.50 per share and cash paid of $4,000,039.

(b)     To record the transaction costs incurred with the merger of Norfolk.

(c) To record the amount by which the purchase price exceeds the fair market value of assets acquired, less liabilities assumed and transaction costs associated with the merger.

(d) To record anticipated integration costs related to the merger of Norfolk.

(e) Adjustment of historic cost of certain acquired assets to estimated fair value.

(f) Adjustment to reflect the forgiveness of notes receivable due from the former shareholders of Norfolk.

(g)     Elimination of Norfolk's equity.

    Anicom, Inc., Norfolk Wire & Electronics, Inc. and Other Acquisitions
        Notes to Pro Forma Condensed Combined Statement of Operations
                    for the six months ended June 30, 1996

                                 (Unaudited)

The following is a summary of the adjustments reflected in the unaudited pro forma condensed combined statement of operations:


(a) This column presents the historical results of Northern for the period January 1, 1996 to March 12, 1996 (date of acquisition by Anicom).

(b) Earnings effect of Norfolk goodwill amortization using a 40 year period.

(c) Earnings effect of Northern goodwill amortization not already included in historical information, using a 40 year period.

(d) To adjust interest expense included in the historical results related to the issuance of $400,000 (6.75%) and $500,000 (6.00%) promissory notes in connection with the merger and stock purchase agreements of Pinnacle and Mogan Hill, respectively, as if such transactions had occurred on January 1, 1995 and assuming the payment of $200,000 and $166,667, respectively, one year after the notes were issued as the actual terms provide.

(e) In connection with the asset purchase of Nothern, Anicom assumed up to $6.5 million of Northern's outstanding bank debt. Immediately after the closing of this transaction, Anicom retired the outstanding bank debt assumed from Northern. Interest expense has been adjusted to give effect to the retirement of this debt as if such transactions had occurred on January 1, 1995.

(f) In connection with the merger of Norfolk, Anicom assumed approximately $2.5 million of Norfolk's outstanding bank debt. Immediately after the closing of this transaction, Anicom retired the outstanding bank debt assumed from Norfolk. Interest expense has been adjusted to give effect to the retirement of this debt as if such transactions had occurred on January 1, 1995.

(g) Adjustment of income tax provision to reflect the approximate effective tax rate of Anicom to the combined results.

(h) Weighted average shares outstanding, reflecting the declaration of a two-for-one stock split effected as a 100% stock dividend to all holders of record as of October 1, 1996, assuming the issuance of 308,182 shares in connection with the Northern asset purchase agreement 516,124 shares in connection with the Norfolk merger agreement

    Anicom, Inc., Norfolk Wire & Electronics, Inc. and Other Acquisitions
        Notes to Pro Forma Condensed Combined Statement of Operations
                    for the year ended  December 31, 1995

                                 (Unaudited)


The following is a summary of the adjustments reflected in the unaudited pro forma condensed combined statement of operations:

(a) This column presents the combined historical results of Pinnacle for the period January 1, 1995 to July 31, 1995 (date of merger with Anicom), and the historical results of Morgan Hill for the period January 7, 1995 to September 15, 1995 (the latest information available prior to the October 2, 1995 acquisition by Anicom) and the historical results of Northern for the year ended December 31, 1995.

(b) Earnings effect of Norfolk goodwill amortization using a 40 year period.

(c) Earnings effect of Pinnacle, Morgan Hill and Northern goodwill amortization not already included in historical information, using a 40 year period.

(d) To adjust officer compensation to contracted amounts and to eliminate certain professional fees related to the transaction expensed in 1995.

(e) In connection with the Pinnacle and Morgan Hill transactions, certain bank indebtedness was assumed. Immediately following the close of these transactions, the assumed bank indebtedness was retired. Interest expense has been adjusted to give effect to the retirement of this bank debt as if such transactions had occurred on January 1, 1995.

(f) In connection with the asset purchase of Northern, Anicom assumed up to $6.5 million of Northern's outstanding bank debt. Immediately after the closing of this transaction, Anicom retired the outstanding bank debt assumed from Northern. Interest expense has been adjusted to give effect to the retirement of this bank debt as if such transactions had occurred on January 1, 1995.

(g) The cash issued in connection with the merger of Norfolk was provided by a portion of the net proceeds of Anicom's follow-on offering.

        In connection with the merger of Norfolk, Anicom assumed approximately $2.5 million of Norfolk's outstanding bank debt. Immediately after the closing of this transaction, Anicom retired the outstanding bank debt assumed from Norfolk. Interest expense has been adjusted to give effect to the retirement of this bank debt as if such transactions had occurred on January 1, 1995.

(h) To adjust interest expense to give effect to the issuance of a $3,000,000, 6.55% promissory note in connection with the Asset Purchase Agreement for Northern, as if such transaction had occurred on January 1, 1995 and assuming no principal payments were made during the year as the actual terms provide.

(i) To adjust interest expense to give effect to the issuance of $400,000 (6.75%) and $500,000 (6.00%) promissory notes in connection with the merger and stock purchase agreements of Pinnacle and Morgan Hill, respectively, as if such transactions had occurred on January 1, 1995 and assuming payment of $200,000 and $166,667, respectively, one year after the notes were issued as the actual terms provide.

(j) Adjustment of income tax provision to reflect the approximate effective tax rate of Anicom on the combined results.

(k) Weighted average shares outstanding, reflecting the declaration of a two-for-one stock split effected as a 100% stock dividend to all holders of record as of October 1, 1996, and assuming the issuance of the following at January 1, 1995:

                 2,760,000 shares in connection with the IPO
                 80,000 shares in connection with the Pinnacle merger agreement 72,728 shares in connection with the Morgan Hill stock purchase agreement
                 6,900,000 shares in connection with the follow-on offering 308,182 shares in connection with the Northern asset purchase agreement
                 516,124 shares in connection with the Norfolk merger agreement





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